POWER OF ATTORNEY


The undersigned officers and trustees of Franklin Principal Maturity Trust (the "Registrant") hereby appoint MARK H. PLAFKER, HARMON E. BURNS, DEBORAH R. GATZEK, KAREN L. SKIDMORE AND LARRY L. GREENE (with full power to each of them to act alone) his attorney-in-fact and agent, in all capacities, to execute, and to file any of the documents referred to below relating to Amendments to the Registrant's Registration Statement on Form N-2 under the Investment Company Act of 1940, with all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority. Each of the undersigned grants to each of said attorneys, full authority to do every act necessary to be done in order to effectuate the same as fully, to all intents and purposes as he could do if personally present, thereby ratifying all that said attorneys-in-fact and agents, may lawfully do or cause to be done by virtue hereof.

     The undersigned officers and trustees hereby execute this Power of Attorney as of this 14th day of December, 1995.


/S/ EDWARD B. JAMIESON                  /S/ CHARLES B. JOHNSON
Edward B. Jamieson,                     Charles B. Johnson,
Principal Executive Officer             Trustee
and Trustee

/S/ FRANK H. ABBOTT, III                /S/ HARRIS J. ASHTON
Frank H. Abbott, III,                   Harris J. Ashton,
Trustee                                 Trustee

/S/ S. JOSEPH FORTUNATO                 /S/ DAVID W. GARBELLANO
S. Joseph Fortunato,                    David W. Garbellano,
Trustee                                 Trustee

/S/ RUPERT H. JOHNSON, JR.              /S/ FRANK W. T. LAHAYE
Rupert H. Johnson, Jr.,                 Frank W. T. LaHaye,
Trustee                                 Trustee

/S/ GORDON S. MACKLIN                   /S/ GORDON S. MACKLIN
Gordon S. Macklin,                      Diomedes Loo-Tam,
Trustee                                 Principal Accounting Officer

/S/ MARTIN L. FLANAGAN
Martin L. Flanagan,
Principal Financial Officer